SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    September 29, 2003

FIBERSTARS, INC.

(Exact name of Registrant as specified in its charter)

CALIFORNIA	0-24230	94-3021850
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

44259 Nobel Drive, Fremont, CA 94538
(Address of principal executive office including zip code)

(510) 490-0719
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)    Previous independent accountants

(i)    On September 29, 2003, Fiberstars, Inc., dismissed PricewaterhouseCoopers LLP as its independent accountants.  The change in independent accountants was approved by Fiberstars Audit and Finance Committee.

(ii)    The reports of PricewaterhouseCoopers LLP on the financial statements of Fiberstars, Inc. for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)    In connection with its audits for the two most recent fiscal years, and through September 29, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in connection with their report on the financial statements for such periods.

(iv)    During the two most recent fiscal years, and through September 29, 2003, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(v)    Fiberstars provided PricewaterhouseCoopers LLP with a copy of the above statements and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with such statements. A copy of such letter, dated September 30, 2003, is filed as Exhibit 16 to this Form 8-K.

(b)    New independent accountants

On September 29, 2003, Fiberstars appointed Grant Thornton LLP as its new independent accountants. Such appointment was approved by Fiberstars Audit and Finance Committee. During the two most recent fiscal years and through September 29, 2003, the Company has not consulted with Grant Thornton LLP regarding either:

(i)    the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Fiberstars financial statements, and neither a written report was provided to Fiberstars nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by Fiberstars in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)    any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7.    EXHIBITS

The following exhibits are filed as part of this report:

Exhibit Number	Description

16	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERSTARS, INC.

Date: September 30, 2003	By:	/s/ ROBERT A. CONNORS
Robert A. Connors
Chief Financial Office

INDEX TO EXHIBITS

Exhibit Number	Description

16	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.